EXHIBIT 5(VII) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

                                    EXHIBIT E
                                     to the

                          Investment Advisory Contract
                between Manufacturer's and Traders Trust Company

                         and Vision Group of Funds, Inc.
                               dated June 1, 1993

                          VISION LARGE CAP GROWTH FUND

        For all services rendered by Adviser hereunder, the above-named Fund of the Corporation shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to .85 of 1% of the average daily net assets of the Fund.

        The portion of the fee based upon the average daily net assets of the Fund shall be accrued at the rate of 1/365th of .85 of 1% applied to the daily net assets of the Fund.

        The advisory fee so accrued shall be paid to Adviser at least monthly.

        Witness the due execution hereof this 1st day of June, 1999.

                                            MANUFACTURERS AND TRADERS
                                                 TRUST COMPANY

                                            By:
                                            Name:

                                            Title:

                                            VISION GROUP OF FUNDS, INC.

                                            By:
                                            Name:

                                            Title: